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                                 Exhibit 10.1


                                LEASE AGREEMENT








                                BY AND BETWEEN








                             AEROSPACE METALS, INC.
                                 ("LANDLORD")

                                      AND

                              AMI ACQUISITION CO.
                                   ("TENANT")









DATED:  January 20, 1998


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                                LEASE AGREEMENT

     This Lease Agreement ("Lease") is made and entered into as of the 20th day of January, 1998, by and between AEROSPACE METALS, INC., a Connecticut corporation ("Landlord"), having its principal office at 500 Flatbush Avenue, Hartford, Connecticut 06106, and AMI ACQUISITION CO., a Delaware corporation ("Tenant"), having its principal office at 500 North Dearborn Street, Suite 405, Chicago, Illinois 60610.

                                   ARTICLE 1

                       Lease of Property - Term of Lease

     Section 1.01. Landlord, for and in consideration of the rents to be paid and of the covenants and agreements hereinafter contained to be kept and performed by Tenant, hereby leases to Tenant, and Tenant hereby hires from Landlord, that certain parcel of land consisting of over thirty (30) acres of real property, more particularly described in Exhibit A hereto, together with the buildings and all improvements located thereon, and all rights, privileges, easements, appurtenances and immunities belonging to or in any way pertaining to the aforesaid real property, commonly known and designated as 500 Flatbush Avenue, Hartford, Connecticut 06106 ( the "Premises") subject to the exceptions listed on Exhibit A-1; reserving, however, to the Landlord the right to go upon the Premises for purposes of discharging and performing Landlord's environmental remediation and environmental auditing obligations and responsibilities as more specifically set forth in that certain Asset Purchase Agreement dated of even date herewith between Landlord, Aerospace Parts Security, Inc., The Suisman Titanium Corporation, Michael Suisman, Metal Management, Inc. and Tenant (the "Asset Purchase Agreement") and as further set forth in this Lease.

     Section 1.02. The term of this Lease shall be for a period of ten (10) years commencing on January 20, 1998 (the "Commencement Date") and expiring on January 19, 2008 (the "Initial Term").

     Section 1.03. Provided that this Lease has not been terminated prior to the normal expiration date hereof, Tenant shall have the option to renew this Lease for the following consecutive terms (each, an "Extension Period"): (i) commencing on the expiration date of the Initial Term and expiring five (5) years thereafter ("First Extension Period"), (ii) commencing on the expiration date of the First Extension Period and expiring five (5) years thereafter ("Second Extension Period"), and (iii) commencing on the expiration date of the Second Extension Period and expiring fifty-nine (59) months thereafter. Each option to extend shall be exercised by Tenant by the giving of notice to such effect to Landlord not less than one hundred eighty (180) days prior to the expiration date of the existing Initial Term or the Extension Period of this Lease, as the case may be. The terms and conditions for any Extension Period shall be the same terms and conditions as shall be provided herein with respect to the Initial Term of this Lease, except (x) that the rent during any such Extension Period shall be as hereinafter provided and (y) Tenant shall not have any further option to renew this Lease after the last Extension Period set forth above.

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                                   ARTICLE 2

                                      Rent

     Section 2.01. Tenant covenants and agrees to pay to Landlord, during the term of this Lease, the annual rental (such annual rent is herein sometimes referred to as the "Basic Rent") specified below, payable in advance in equal monthly installments on the first day of each calendar month during said period. All rent shall be paid to Landlord in lawful money of the United States of America at Landlord's address as set forth in this Lease or to such other person or such other address as Landlord shall designate in writing.

                              Basic Rent Schedule


        Period                             Monthly Rental  Annual Rental

Commencement Date -
      24th full month of Initial Term      $12,500.00      $150,000.00
25th full month of Initial Term -
      120th full month of Initial Term     $25,000.00      $300,000.00


     Section 2.02. During each Extension Period if applicable, Tenant shall pay the Basic Rent as determined in the following manner:

     (a) The Tenant shall pay as Basic Rent during each Extension Period an amount equal to the Fair Market Rental Value (as hereinafter defined and established) of the Premises for such Extension Period. The "Fair Market Rental Value" of the Premises shall be defined as the most probable rent, as of the date of commencement of the applicable Extension Period, for which the Premises should rent for the term of such applicable Extension Period, on a triple net basis after reasonable exposure in a competitive market under all conditions then and there existing with the Landlord and Tenant each acting prudently, knowledgeably and for self-interest, and assuming that neither is under undue duress. Fair Market Rental Value shall be determined without regard to the existence of this Lease or the monthly rentals then being paid hereunder. The Fair Market Rental Value of the Property may be established only by means of a full scope appraisal report ("Qualified Appraisal") rendered by an MAI real estate appraiser who shall be independent, familiar with the rental values in the immediate geographic area of the Property, experienced in making real estate appraisals of property of this type, and be of good business reputation (hereinafter a "Qualified Appraiser").

     (b) Landlord, at Landlord's sole cost and expense, shall submit to the Tenant a Qualified Appraisal of the Premises conducted by a Qualified Appraiser dated within thirty days of the expiration of the Initial Term or then expiring Extension Period, as applicable, (hereinafter referred to as "Landlord's Appraisal"). For a period of thirty days after receipt of Landlord's Appraisal, Tenant shall have the right to accept or reject Landlord's Appraisal in accordance with the notice provisions set forth herein. If Tenant finds Landlord's Appraisal acceptable, or fails to


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reject Landlord's Appraisal within said thirty-day period, or fails to submit
Tenant's Appraisal (as hereinafter defined) within forty-five days of the date of receipt of Landlord's Appraisal, the Fair Market Rental Value, as determined by Landlord's Appraisal, shall be used to determine Basic Rent during the applicable Extension Period.

     (c) If Tenant rejects Landlord's Appraisal within said thirty-day period, Tenant shall, at Tenant's sole cost and expense and within forty-five days of the date of receipt of Landlord's Appraisal, cause a Qualified Appraiser to render a Qualified Appraisal of the Property as of the commencement of the applicable Extension Period, and submit a copy of the same to Landlord (hereinafter referred to as "Tenant's Appraisal" and "Tenant's Appraiser"). If the Fair Market Rental Value indicated by Tenant's Appraisal and the Fair Market Rental Value of Landlord's Appraisal varies by ten percent or less, the Fair Market Rental Value used to determine Basic Rent for such Extension Period shall be calculated by adding the Fair Market Rental Value of Landlord's Appraisal and the Fair Market Rental Value of Tenant's Appraisal together and dividing the total by two. If the Fair Market Rental Value indicated by Tenant's Appraisal and the Fair Market Rental Value of Landlord's Appraisal varies by more than ten percent, Tenant's Appraiser and Landlord's Appraiser shall select a third Qualified Appraiser ("Third Appraiser"). The Third Appraiser shall then conduct and render its own independently prepared Qualified Appraisal as of the commencement of the then applicable Extension Period ("Third Appraisal") and submit a copy of the same to Landlord and Tenant. The Fair Market Rental Value as determined by the Third Appraisal shall be then used to determine the Basic Rent for the applicable Extension Period. The cost of the Third Appraisal shall be divided equally between the Landlord and the Tenant. For each additional Extension Period, the process for determining Fair Market Rental Value shall be determined in accordance with this section.

     (d) Basic Rent as determined by Fair Market Rental Value shall accrue from the first day of the first month of the Extension Period in question. Until Fair Market Rent Value is ascertained, Tenant shall in the interim pay Basic Rent in the same amount as was paid during the month preceding the then expiring term. Once Fair Market Rental Value is ascertained, Basic Rent, as adjusted to Fair Market Rental Value, shall be payable commencing on the first day of the month next following the month in which Fair Market Rental Value is ascertained and any shortfalls or overpayments of Basic Rent made in the interim shall be debited or credited against such first month's payment as appropriate.

     Section 2.03. Whenever under the terms of this Lease any sum of money is required to be paid by Tenant in addition to the rental reserved, and said additional amount so to be paid is not designated as "additional rent", then said amount shall nevertheless, at the option of Landlord, if not paid when due, be deemed "additional rent" and collectible as such with any installment of rental thereafter falling due hereunder. Nothing herein contained shall be deemed to suspend or delay the payment of any sum at the time the same becomes due and payable hereunder, or limit any other remedy of Landlord. Landlord shall have all the rights, powers and remedies provided for in this Lease or at law or in equity or otherwise for the failure to pay additional rent as are available for the non-payment of Basic Rent.



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                                   ARTICLE 3

              Payment of Taxes, Assessments, Utility Charges, Etc.

     Section 3.01. (a) Tenant, as additional rent, shall pay and discharge all real estate taxes, assessments, sewer and water charges imposed by any governmental or public authority which may be assessed against the Premises for and with respect to the term hereof. (All of the foregoing taxes, assessments and governmental charges are herein referred to as the "Impositions"). Landlord represents that the total amount of all real estate taxes paid or payable with respect to the Premises for the tax year commencing July 1, 1997 and ending June 30, 1998 were $171,489.51, and Landlord is not aware of any events, facts or conditions which are likely to cause a significant increase in such real estate taxes for any subsequent tax year.

     (b) Tenant shall pay all Impositions before any fine, penalty, interest or cost may be added thereto or be imposed thereon for the non-payment thereof, except that if, by law, the taxpayer may elect to pay any special assessments levied against the Premises in installments (whether or not interest shall accrue on the unpaid balance of such special assessments), Tenant may exercise the option to pay the same in installments. In such event, Tenant shall pay those installments of said special assessments becoming due during the term of this Lease as and when the same become due, before any fine, penalty, further interest or cost may be added thereto. Landlord does hereby agree that the Tenant shall have the right, but not the obligation, to contest Impositions levied against the Premises.

     (c) With respect to any Impositions which are due for or relate to the fiscal years in which the Commencement Date and expiration date of this Lease occur, such Impositions shall be apportioned in accordance with the practices normally followed by the Hartford County Bar Association so that Tenant shall bear the portion thereof which is allocable to the term hereof and Landlord shall bear the balance thereof. To the extent Tenant has prepaid any Impositions which are allocable to a period subsequent to the expiration of the term, Landlord shall refund such prepaid amounts to Tenant within ten (10) days after the expiration of the term. Landlord's obligation to refund any such prepaid amount to Tenant shall survive the expiration or earlier termination of this Lease.

     (d) Notwithstanding anything to the contrary contained herein, Tenant shall not be responsible for any increase in real estate taxes resulting from any sale of the Premises by Landlord.

     Section 3.02. Tenant, as additional rent, shall pay and discharge all charges for water meter costs, sewer, water, gas, electricity or other public utility service or services furnished to the Premises during the term hereof.

     Section 3.03. Tenant shall also pay and discharge, as additional rent, all taxes and assessments which shall or may during the term of this Lease be charged, laid, levied, assessed or
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imposed upon, or become a lien upon the personal property of Tenant in the operation of the Premises or in connection with Tenant's business conducted on the Premises.

     Section 3.04. If at any time during the term of this Lease the method or scope of taxation prevailing at the commencement of the Lease term shall be altered, modified or enlarged so as to cause the method of taxation to be changed, in whole or in part, so that in substitution for the real estate taxes now assessed there may be, in whole or in part, a capital levy or other imposition based on the value of the Premises or the rents received therefrom, or some other form of assessment based in whole or in part on some other valuation of Landlord's real property comprising the Premises, then and in such event, such substituted tax or imposition shall be payable and discharged by Tenant.

                                   ARTICLE 4

                  Use, Maintenance, Alterations, Repairs, Etc.

     Section 4.01. Landlord represents and warrants that, on the date of delivery of possession of the Premises to Tenant, the Premises shall be free of all violations, orders or notices of violations of all public or quasi-public authorities which would inhibit lawful possession and use or quiet enjoyment of the Premises and that Tenant shall be permitted by authorities having jurisdiction thereover to occupy the Premises for any uses and purposes herein provided.

     Section 4.02. Except for Landlord's environmental remediation and environmental auditing responsibilities and obligations set forth in the Asset Purchase Agreement which are incorporated herein by this reference as if fully set forth herein and which Landlord covenants and agrees to perform, Landlord shall not be required to furnish any services or facilities or to make any repairs or alterations in or to the Premises, Tenant hereby assuming the full and sole responsibility for the condition, operation, repair, maintenance and management of the entire Premises. Landlord represents and warrants that, on the date of delivery of possession of the Premises to Tenant, the electric, gas, water, sewer, plumbing, heating, air conditioning and all other systems servicing the Premises are in good working order and repair.

     Section 4.03. The Premises shall be used as an office and for the collection, recycling and processing of ferrous and non-ferrous scrap metal (the "Permitted Use"); which use by Tenant, however, is and shall continue to be expressly subject to all appropriate zoning ordinances and rules and regulations of any governmental instrumentality, board or bureau having jurisdiction thereof. Landlord represents and warrants that the Permitted Use specified above currently complies with all applicable zoning ordinances and rules and regulations of any governmental instrumentality, board or bureau having jurisdiction over the Premises.

     Section 4.04. Tenant shall not use or occupy or permit the Premises to be used or occupied, nor do or permit anything to be done in or on the Premises, in whole or in part, in a manner which would violate any certificate of occupancy affecting the Premises or make void or voidable any insurance then in force with respect thereto, or which make it impossible to obtain fire or other insurance thereof required to be furnished by Tenant hereunder, or cause structural injury to the

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improvements on the Premises or any part thereof, and shall not use or occupy or permit the Premises to be used or occupied, in whole or in part, in a manner which may violate any laws, regulations, ordinances or requirements of the federal, state or municipal governments, or of any departments, subdivisions, bureaus or offices thereof, or any other governmental, public or quasi-public authorities now existing or hereafter created, having jurisdiction over and applicable to the structure, use, contents and occupancy of the Premises and shall promptly comply with any such laws, regulations, ordinances and requirements, including, but not limited to, the removal or cleanup of hazardous or toxic materials brought onto the Premises by Tenant (specifically excluding from Tenant's obligations hereunder the removal or cleanup of hazardous or toxic materials existing on the Premises as of the Commencement Date and any other remediation obligations of Landlord as set forth in the Asset Purchase Agreement) that may be required to comply with such laws, regulations, ordinances and requirements. In addition, Tenant shall effect the correction, prevention and abatement of nuisances, violations or other grievances in, upon or connected with the Premises which were caused by Tenant and shall also promptly comply with all rules, orders and regulations of the Board of Fire Underwriters. Tenant will remedy any violations of the covenants contained in this Section 4.04 which were caused by Tenant and will pay the cost of the same. Notwithstanding anything in this Lease to the contrary, Tenant shall be obligated to comply with any laws, directions, rules or regulations of any governmental or quasi-governmental body, agency, authority or the like or any insurance company or board of fire underwriters or some other body which require structural alterations, structural changes, structural repairs or structural additions, and all of the foregoing shall be the obligation of Tenant unless Landlord initiated such change. Tenant acknowledges it is responsible for code compliance of Tenant installed improvements.

     Section 4.05. Tenant shall, on an "as needed" basis, and at its sole cost and expense, keep and maintain the Premises in a good and complete state of repair and condition, except for fire or other casualty damage and ordinary wear and tear resulting from use and occupancy. Except as otherwise provided in this Article 4, Tenant shall, at its sole cost and expense, make all replacements and repairs of every kind and character, interior and exterior, structural and nonstructural, ordinary and extraordinary, foreseen and unforeseen, including, but not limited to, the windows and doors, broken glass, the air conditioning and heating plant, plumbing, pipes and fixtures belonging thereto; and shall keep the water and sewer pipes and connections free from ice and other obstructions and shall generally maintain and repair the gutters, leaders, flashes, metal gravel stops and roof drains, stanchions and fences, if any, and the sidewalks and paved areas, necessary to preserve and maintain the Premises and appurtenances belonging thereto and shall generally maintain and repair the interior and exterior of the Premises; and shall repair and replace, as needed, all mechanical systems and working parts used in connection with the air conditioning, electrical, heating and plumbing plants, fixtures and systems, including ballasts and fluorescent fixtures. To the extent the replacement of any of these systems is required, the replacement shall be performed by the Tenant at its sole cost and expense. Tenant covenants and agrees that it shall not cause or permit any waste (other than reasonable wear and tear), damage or disfigurement to the Premises, or any overloading of the floors of the buildings constituting part of the Premises. All repairs shall (a) be performed in a good and workmanlike manner, (b) be of first-class modern character, and (c) not diminish the overall value of the Premises. All repairs and other property permanently attached to the Premises by or on behalf of Tenant, except for machinery and equipment which is attached to the Premises,

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shall be and become the property of Landlord without payment, immediately upon completion or installation thereof except as otherwise herein expressly provided. Notwithstanding the foregoing, Landlord shall remain responsible for any of the foregoing maintenance, repair and replacement obligations to the extent the need for such maintenance, repair or replacement is caused by any act or omission of Landlord, its agents, employees or any person or entity acting under Landlord's control or direction.

     Section 4.06. Tenant, at its cost and expense, shall (a) maintain lawns, shrubbery, driveways and parking areas within the Premises, (b) keep the parking area and driveways, sidewalks and steps of the Premises free and clear of ice and snow and all defects, obstructions and encumbrances and (c) keep the exterior of the Premises free and clear of paper and other debris so as to keep same in a neat, good and orderly condition. Except as provided in the following sentence, Tenant, at its sole cost and expense, shall be responsible for the replacement of the lawns, driveways, parking areas, sidewalks, steps and shrubbery located on the Premises. Notwithstanding the foregoing, Landlord shall remain responsible for any of the foregoing maintenance and repair obligations to the extent the need for such maintenance or repair is caused by any act or omission of Landlord, its agents, employees or any person or entity acting under Landlord's control or direction.

     Section 4.07. Tenant covenants and agrees that any improvements, changes, installations, renovations, additions or alterations made by Tenant in and about the Premises shall be performed in a good and workmanlike manner and Tenant shall give Landlord prior notice of all changes, installations, renovations, additions or alterations to be made in the Premises by Tenant in excess of twenty-five thousand dollars ($25,000.00) for each such change,
installation, renovation, addition or alteration.   All such alterations,
additions or improvements shall be only in conformity with applicable governmental and insurance company requirements and regulations applicable to the Premises. In the event Tenant installs or makes any improvements, additions, installations, renovations, changes or alterations in the Premises, which are permanently affixed to the Premises, all of such improvements, changes, additions, installations, renovations or alterations (except machinery, equipment or other trade fixtures) shall be and remain in the
Premises and be surrendered upon the expiration of the term hereof.   Upon
removal of any improvement, alteration, addition, etc., Tenant shall be responsible for the repair of any damage or disfigurement which may occur to any walls, ceilings, floors or any other part of the Premises by reason of the installation or removal of the same.

     Section 4.08. Tenant may erect and maintain signs advertising its business and such signs may be displayed in the interior of the building on the Premises or on the exterior thereof; provided, however, that all signs comply with all laws, ordinances and regulations of any governmental authority having
jurisdiction.   Upon the termination of this Lease, Tenant shall remove such sign or signs and shall repair any damage to the Premises caused by the erection or removal thereof.

     Section 4.09. Notice is hereby given that Landlord shall not be liable for any labor or materials furnished or to be furnished to Tenant upon credit, and that no mechanic's, construction or other lien, for any such labor or materials shall attach to or affect the estate or interest of Landlord in and to the Premises. In the event that any mechanic's or construction lien is filed against the

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Premises as a result of alterations, additions or improvements made by Tenant, then Landlord, at its option, after thirty (30) days' notice to Tenant, may pay the said lien, without inquiring into the validity thereof, and Tenant shall forthwith reimburse Landlord for the total expenses, including, but not limited to, reasonable attorneys' fees, incurred by Landlord in discharging the same, unless within said thirty (30) day period Tenant shall either cause said lien to be discharged or shall appropriately bond said lien in a manner reasonably satisfactory to Landlord.


                                   ARTICLE 5

                            Environmental Provisions

     Section 5.01. Capitalized terms set forth in this Article 5, which are not defined in this Lease, shall have the meanings ascribed to such terms in the Asset Purchase Agreement.

     Section 5.02. (a) Landlord and its affiliates, collectively designated as the "Companies" in the Asset Purchase Agreement, shall be solely responsible for the Remediation of any Environmental Condition existing on or emanating from the Premises prior to the Commencement Date to the extent required by Environmental, Health and Safety Laws. At a minimum, however, Landlord shall implement the Remediation Plan set forth in Schedule 11.19(a) of the Asset Purchase Agreement in accordance with the schedule set forth therein. If during Remediation, any railroad spurs are damaged, removed or eliminated from the Premises, Landlord will rebuild such railroad spurs to the extent required and to the positions identified in the Remediation Plan.

     (b) Landlord shall also be responsible for the Remediation of Total Petroleum Hydrocarbons ("TPH") Released from operations in the ordinary course after the Commencement Date in accordance with the terms and conditions of the Asset Purchase Agreement and Remediation Plan; and Hazardous Substances Discharged or Released from operations in the ordinary course after the Commencement Date in accordance with the terms and conditions of the Asset Purchase Agreement and Remediation Plan, until Landlord completes the improvements as required in Section 11.21 of the Asset Purchase Agreement. Nothing in this Section 5.02(b) shall relieve Tenant of responsibility for the Remediation of any Environmental Conditions created on and after the Commencement Date from the operation of the Business other than in the ordinary course, including, without limitation, Discharges or Releases caused by the negligent or intentional conduct of Tenant's employees or agents.

     (c) Landlord's satisfactory completion of its Remediation Obligations shall be determined as follows:

     (i) If, as a result of the Transfer Act filing in accordance with the Asset Purchase Agreement, the Commissioner of Environmental Protection requires DEP review and approval of Remediation of the Premises, Landlord's responsibility for such Remediation shall be satisfied upon written approval by the DEP that all Remediation has been performed in accordance

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with the Remediation Standards, except postremediation monitoring or natural attenuation monitoring.

     (ii) If the Commissioner of Environmental Protection allows a Licensed Environmental Professional ("LEP"), to verify that Remediation has been performed in accordance with the Remediation Standards, Landlord's responsibility for such Remediation shall be satisfied upon written verification by such LEP identified in the Asset Purchase Agreement or otherwise reasonably satisfactory to Tenant that the Remediation has been performed in accordance with the Remediation Standards, except postremediation monitoring or natural attenuation monitoring, or that no Remediation is necessary to achieve compliance with the Remediation Standards. Upon issuance of such verification, Landlord shall cause the LEP to simultaneously certify such verification to Tenant.

     (iii) Upon receipt of documentation under Sections 5.02(c)(i) or (ii), above that the Environmental Conditions and/or Remediation of the Premises meet the Remediation Standards in effect at that time, Landlord shall have no further responsibility for the Remediation of the Premises; provided, however, that nothing contained in this Section 5.02(c) shall relieve Landlord or any other person from liability for inaccuracy or breach of any of the representations, warranties or covenants contained in the Asset Purchase Agreement. If postremediation monitoring or natural attenuation monitoring is required it shall be the responsibility of Landlord to conduct such monitoring, and if further remediation of Environmental Conditions existing on or emanating from the Premises prior to the Commencement Date is necessary based upon the results of such monitoring, Landlord shall take such further action to remediate the Premises in accordance with the Remediation Standards.

     (d) Landlord covenants that completion of the Phase One portion of the Remediation Plan shall not in any way interfere with the operation of the fragmentizer equipment used in connection with the Business.

     (e) In connection with the Remediation of the Premises, Landlord covenants that it shall take all reasonable steps to minimize interference with Tenant's ability to conduct operations in the ordinary course, including the provision of reasonable advance notice of work to be performed.

     (f) Landlord covenants that it shall be responsible for all actions brought or claims made pursuant to any Environmental, Health and Safety Laws arising from the alleged Discharge or Release, or threatened Discharge or Release of Hazardous Substances transported off the Premises prior to the Commencement Date.

     Section 5.03. (a) Tenant covenants that on and after the Commencement Date, it will comply with all applicable Environmental, Health and Safety Laws and will maintain compliance in all material respects with the terms and conditions of all Permits required for the ongoing operation of the Business and its use and occupancy of the Premises.


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     (b) Tenant covenants that on and after the Commencement Date and until the expiration of the term of this Lease, including any extensions thereof, it will continue to operate the Business and will use and occupy the Premises in substantially the same manner (as to type of business) as Landlord currently operates the Business and uses and occupies the Premises. In addition, Tenant may engage in other ferrous and non-ferrous scrap metal processing and recycling operations without the consent of Landlord, and such other uses and activities as may be approved in writing by Landlord.

     (c) Tenant covenants that it shall be responsible for Remediation of Environmental Conditions resulting from its operations on the Premises after the Commencement Date, except as set forth in Section 5.02 herein with respect to the Remediation of certain post-closing Releases from operations in the ordinary course as set forth in Section 5.02(b) and required by the Asset Purchase Agreement and the Remediation Plan. In addition to the obligations in the foregoing sentence, upon Landlord's completion of the improvements as required in Section 11.21 of the Asset Purchase Agreement, Tenant shall be responsible for Remediation of any and all Hazardous Substances Discharged or Released from the operations of the Business in accordance with the terms of the Asset Purchase Agreement.

     (d) In cooperation with Landlord's Remediation:

     (i) Tenant covenants that, except as provided in subsection (ii) below, it will use reasonable efforts not to materially interfere with or substantially increase the cost of Landlord's performance of Remediation of any Environmental Condition or any other obligations of Landlord required by this Lease or the Asset Purchase Agreement other than in the ordinary course of business. Tenant also covenants that it will cooperate with any application by Landlord for any alternative or site specific remediation standards, or any variances sought pursuant to the Remediation Standards in accordance with the Asset Purchase Agreement.

     (ii) In the event that Tenant elects to modify or expand its operations or activities in a way that materially interferes with Landlord's performance of Remediation of any Environmental Condition, Tenant shall reimburse Landlord for any additional costs that it incurs in the Remediation in excess of those costs that Landlord would otherwise have incurred in implementing the Remediation Plan (the "Incremental Costs"); provided, however, that Tenant may not modify or expand its operations or activities in a way that prevents or substantially interferes with Landlord's compliance with the orders or directives of any Governmental Entity or prevents or substantially jeopardizes Landlord's ability to complete the Remediation Plan within the time frames set forth therein and in the Asset Purchase Agreement. Without limiting the foregoing, if Tenant requires access to certain on-site land for new operations and wishes Landlord to excavate TPH-contaminated soils and replace those soils with clean fill in a manner that is inconsistent with the Remediation Plan, Tenant shall reimburse Landlord for any Incremental Costs incurred.

     (iii) Tenant shall allow Landlord to use its treatment facilities in connection with Landlord's Remediation, as long as: (x) such use does not unreasonably interfere with Tenant's operations, and (y) Landlord compensates Tenant for any incremental costs incurred


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


by Tenant in connection with the use of its facilities. In particular, and without limiting the foregoing, Tenant covenants that it will continue to operate and maintain the wastewater treatment system in compliance with its wastewater discharge permit, and will accept and treat wastewater collected in Landlord's remediation trench system, as long as inclusion of wastewater from the trench system does not result in a violation of Tenant's wastewater discharge permit, and as long as Landlord reimburses Tenant for any increased costs to Tenant in operating Tenant's wastewater treatment system. To the extent reasonably necessary, Landlord shall have full right and privilege to the use of all utilities which are reasonably necessary for performance of Landlord's environmental obligations pursuant to this Lease and the Asset Purchase Agreement. Landlord shall promptly reimburse Tenant for the use of any utilities consumed by Landlord.

     (e) Tenant covenants that it shall be responsible for all actions brought or claims made pursuant to any Environmental, Health and Safety Laws arising from the alleged Discharge or Release or threatened Discharge or Release of Hazardous Substances transported off the Premises on or after the Commencement Date. This provision shall not apply to Hazardous Substances transported off site by Landlord or its agents in connection with the Remediation of the Premises conducted by Landlord hereunder and under the Asset Purchase Agreement.

     Section 5.04. As an adjunct to Remediation of the Premises (and in order to avoid recontamination of certain portions of the Premises) Landlord shall complete at its sole cost and expense, certain improvements within the time frames and in accordance with the terms and conditions of the Asset Purchase Agreement and Remediation Plan. Construction of the improvements described shall be undertaken in phases and shall be closely coordinated between Landlord and Tenant so as to minimize interference with Tenant's operations in the ordinary course and Landlord's Remediation of the Premises. All construction shall be performed in a good and workmanlike manner in accordance with all applicable laws and building codes and to the reasonable satisfaction of Tenant. Prior to implementation of the improvements, Tenant shall have received the written certifications required from the appropriate parties under the Asset Purchase Agreement that implementation of the proposed improvements will not, either during construction or thereafter, have a material adverse impact on the current and anticipated operations of Tenant.

     Section 5.05. In connection with Landlord's obligation to remediate Environmental Conditions on the Premises pursuant to this Lease and Section
11.19 of the Asset Purchase Agreement, if Landlord fails to comply with: (i) a final administrative order (after appeal rights have been exhausted), (ii) a consent order, (iii) a final judgment in an action brought by the Attorney General to enforce the Transfer Act, or (iv) any requirement of the Remediation Plan (unless an order, judgment or other directive of a governmental entity requires otherwise), Tenant may give written notice of its intent to cure such noncompliance, and unless Landlord shall within ten (10) days of receipt of such notice, undertake and proceed with reasonable diligence to cure such noncompliance, Tenant may at its election, but without the obligation so to do, cause such work as is required to be performed in order to cure such failure of compliance. Any amounts paid by Tenant as a result of Landlord's failure to comply herewith, together with interest thereon, shall be immediately due and payable by Landlord to Tenant.

                                   ARTICLE 6

                   Waiver of Certain Claims; Indemnification

     Section 6.01. To the extent not expressly prohibited by law, Tenant hereby releases Landlord and waives all claims for any damage or injury to any property, fixtures, merchandise or decorations of Tenant or any other person, or to any person or persons at any time on the Premises as a consequence of the failure, breakage, leakage or obstruction of the water, plumbing, steam, gas, sewer, waste or spoil pipes, roof, drains, leaders, gutters, valleys, down spouts or the like, or of the electrical, ventilation, air conditioning, gas, power, conveyor, refrigeration, sprinkler, heating or other systems, elevators or hoisting equipment, if any, in the Premises; or by reason of the elements; or resulting from acts, conduct or omissions on the part of Tenant or of Tenant's agents, employees, licensees, assignees or successors, nor shall Landlord be in any way responsible or liable in case of any accident or injury including death to any of Tenant's servants, employees, agents, or to any person or persons in or about the Premises existing from the foregoing conditions.

     Section 6.02. (a) In addition to Tenant's obligation to provide insurance pursuant to Article 7 hereof, Tenant covenants and agrees that it will indemnify, defend and save harmless Landlord from and against any and all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including without limitation reasonable attorneys' fees, which may be imposed upon or incurred by Landlord by reason of any of the following occurring during the term of this Lease except to the extent caused by the negligent or intentional act or omission of Landlord, its agents, employees, contractors, or any other person or entity operating under Landlord's direction or control:

     (i) Any matter, cause or thing arising out of the use, occupancy, control or management of the Premises and any part thereof;

     (ii) Any negligence on the part of Tenant or any of its agents, contractors, servants, employees or licensees;

     (iii) Any accident, injury or damage to any person or property occurring in or about the Premises; or

     (iv) Any failure on the part of Tenant to perform or comply with any of the covenants, agreements, terms or conditions contained in this Lease on its part to be performed or complied with.

Notwithstanding anything to the contrary contained in this Section 6.02 or elsewhere in this Lease, Tenant shall not indemnify Landlord and shall have no responsibility whatsoever to Landlord for any liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including, without limitation, attorneys' fees, which may be imposed upon or incurred by Landlord in regard to Environmental Conditions of the Premises or the Remediation thereof for which Landlord is responsible under the Asset Purchase Agreement or elsewhere in this Lease.

     (b) Landlord covenants and agrees that it will indemnify, defend and save harmless Tenant from and against any and all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including without limitation reasonable attorneys' fees, which may be imposed upon or incurred by Tenant arising out of any failure on the part of Landlord to perform or comply with any of the covenants, agreements, terms or conditions contained in this Lease on its part to be performed or complied with occurring during the term of this Lease.

     (c) The party seeking indemnification under this Section 6.02 (the "indemnified party") shall promptly notify the other party (the "indemnifying party") of any such claim asserted against it for which the indemnified party is entitled to indemnification pursuant to this Section 6.02 and shall promptly send to the indemnifying party copies of all papers or legal process served upon the indemnified party in connection with any action or proceeding brought against the indemnified party by reason of any such claim. The indemnified party reserves the right, at its cost and expense, to join in the defense of any such action or claim with co-counsel of its choosing, which co-counsel shall cooperate with the indemnifying party's counsel in the defense of any such action. The indemnifying party shall not, without the indemnified party's written consent, settle or compromise any claim or consent to entry of any judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to indemnified party a release from all liability in respect of such claim; and the indemnified party, by counsel or other representatives of its own choosing and at its sole cost and expense, shall have the right to consult with the indemnifying party and their respective counsel or other representatives concerning such claim, and the indemnifying party and the indemnified party and their respective counsel shall cooperate with respect to such claim.

     Section 6.03. The liability of either party to indemnify the other as set forth in Section 6.02 shall not extend to any matter against which the indemnified party shall be protected by insurance, provided, however, that if any such liability shall exceed the amount of the effective and collectible insurance in question, the said liability of the indemnifying party shall apply to such excess. All indemnities provided in this Article 6 shall survive the expiration or earlier termination of this Lease.


                                   ARTICLE 7

                                   Insurance

     Section 7.01. During the term of this Lease, Tenant, at its sole cost and expense, and for the mutual benefit of Landlord and Tenant, and at Landlord's request, Landlord's mortgagee, shall carry and maintain the following types of insurance in the amounts specified:

     (a) Fire and extended coverage insurance covering the Premises against loss or damage by fire and against loss or damage by vandalism and malicious mischief and by other risks now or hereafter embraced by the standard "All Risk" extended coverage endorsement used in the State of Connecticut, in amounts at all times sufficient to prevent Landlord or Tenant from becoming a co-insurer under the terms of the applicable policies and not less than the full replacement value of the insurable building and other improvements to the Premises. The term "full replacement value" shall mean actual replacement value (exclusive of cost of excavation, foundations and footings).

     (b) Fire and extended coverage insurance insuring all improvements, additions, fixtures and contents installed or owned by Tenant in, on or at the Premises, against loss or damage by fire and against loss or damage by vandalism and malicious mischief and by other risks now or hereafter embraced by the standard "All Risk" extended coverage endorsement used in the State of Connecticut, in amounts equal to the full replacement value of such improvements, alterations, additions, fixtures and contents. Said insurance shall be deemed to cover Tenant's property and not Landlord's property.

     (c) Comprehensive general public liability insurance, insuring Landlord and Tenant against liability for injury and death to persons, or property damage, including water damage and legal liability, occurring in or about the Premises or arising out of the ownership, maintenance, use or occupancy thereof. The coverage under such insurance shall not be less than Ten Million Dollars ($10,000,000.00) combined single limit in respect of personal injury or death to any person or persons and/or property damage. Such liability policy shall include a Broad Form Comprehensive General Liability endorsement.

     (d) Pollution legal liability for damage to natural resources or other properties caused by the migration of hazardous substances onto adjacent property with a coverage amount of not less than Five Million Dollars ($5,000,000.00) on a "claims made" basis.

     (e) Boiler and pressure vessel insurance including pressure pipes.

     (f) If a sprinkler system shall be located in the Premises, sprinkler leakage insurance in amounts and form reasonably acceptable to Tenant and Landlord.

     Section 7.02. (a) All insurance provided for in Section 7.01 hereof, if readily obtainable, shall be effected under standard form policies issued by insurers of recognized responsibility, authorized to do business in the State of Connecticut which are well rated by national rating organizations and have been approved in writing by Landlord, such approval not to be unreasonably withheld. Landlord hereby approves the (i) use of all current insurers who have issued policies to Landlord covering the above risks, and (ii) form, content and coverage of such policies. Landlord and Tenant, and at the Landlord's request, Landlord's mortgagee, shall be named insureds on such insurance policies. Any insurance required by this Lease may, at Tenant's option, be effected by umbrella policies issued to Tenant.

     (b) Each policy of insurance required to be obtained by Tenant as herein provided and each certificate therefor issued by the insurer shall contain an agreement by the insurer that such policy shall not be canceled or modified without at least thirty (30) days prior written notice to Landlord and to any mortgagee to whom a loss thereunder may be payable.

     Section 7.03. Prior to the Tenant taking possession of the Premises or the Commencement Date, whichever shall occur earlier, Tenant shall deliver to Landlord evidence of the abovementioned insurance coverage reasonably satisfactory to counsel for Landlord. No later than fifteen (15) days prior to the expiration of any policy of insurance required to be maintained by Tenant under this Lease, Tenant shall deliver to Landlord in its reasonable discretion evidence of the renewal of the above-mentioned insurance coverage reasonably satisfactory to Landlord. Upon Tenant's failure to comply in full with this Article VII, Landlord shall have the right, upon ten (10) days prior written notice and provided Tenant has not obtained the required insurance within said ten (10) day period, to obtain the aforesaid insurance coverage, to pay the premiums therefor and to add the said premiums to the monthly installment of rent next due, which amount shall be paid by Tenant to Landlord as additional rent, in addition to said monthly installment.

     Section 7.04. The parties hereto mutually covenant and agree that each party, in connection with insurance policies required to be furnished in accordance with the terms and conditions of this Lease, or in connection with insurance policies which they obtain insuring such insurable interest as Landlord or Tenant may have in its own properties, whether personal or real, shall expressly waive any right of subrogation on the part of the insurer against Landlord or Tenant as the same may be applicable, and Landlord and Tenant each mutually waive all right of recovery against each other, their officers, directors, agents or employees for any loss, damage or injury of any nature whatsoever to property or person for which either party is required by this Lease to carry insurance, even if the loss, damage or injury shall have been caused by the fault or negligence of the other party or anyone for whom such party may be responsible. Notwithstanding the foregoing or anything contained in this Lease to the contrary, any release or any waiver of claims shall not be operative, nor shall the foregoing endorsements be required, in any case where the effect of such release or waiver is to invalidate insurance coverage or invalidate the right of the insured to recover thereunder or to increase the cost thereof (provided that in the case of increased cost the other party shall have the right, within ten (10) days following written notice, to pay such increased cost keeping such release or waiver in full force and effect).


                                   ARTICLE 8

                             Damage or Destruction

     Section 8.01. If, any time during the term of this Lease, the Premises shall be totally or substantially destroyed or damaged by fire or other casualty (including any casualty for which insurance coverage was not obtained) of any kind or nature, ordinary or extraordinary, foreseen or unforeseen, then Tenant shall have the option to terminate this Lease. Said option shall be exercised by Tenant on or before sixty (60) days after the occurrence of any such damage or destruction by written notice given to the Landlord. In the event Tenant shall exercise such option the rentals due hereunder shall be apportioned as of the date of such destruction and any balance of the prepaid rentals shall be immediately repaid to Tenant. All proceeds of insurance collected by Landlord or Tenant on account of the destruction of the Premises (but not as a result of destruction of furniture, movable trade fixtures, machinery and equipment owned by Tenant) shall be the property of Landlord and shall be promptly paid over to Landlord upon receipt of same by Tenant from the insurance company.

     Section 8.02. In the event that either (x) the Premises shall be totally or substantially destroyed and Tenant shall not exercise its option as set forth in Section 8.01 or (y) the Premises shall be only partially destroyed, then and in either such event, Landlord shall promptly replace, repair and rebuild the damaged or destroyed Premises to the extent that the proceeds of any insurance policy are made available; provided, however, if any casualty loss is a result of any act or omission of Landlord, its agents, employees or contractors, Landlord shall promptly repair, replace and rebuild the damaged or destroyed Premises without regard to the availability of any insurance proceeds.

     Section 8.03. During the period of reconstruction and restoration of the Premises following a fire or other casualty, Tenant shall be entitled to an abatement, allowance, reduction or suspension of rentals due hereunder on an equitable basis that corresponds to the diminution in usefulness of the Premises to Tenant during such period.


                                   ARTICLE 9

                     Condemnation, Taking by Eminent Domain

     Section 9.01. If the entire Premises shall be taken under the exercise of the power of eminent domain by any competent governmental authority, this Lease shall terminate as of the date when physical possession of the Premises is taken by the condemning authority; and, in such event, the rentals due hereunder shall be apportioned as of the date of such taking and any balance of the prepaid rentals not theretofore applied towards the payment of accrued installments of rent in accordance with the provisions hereof shall be immediately repaid to Tenant.


     Section 9.02. If less than the entire Premises should become subject to an eminent domain proceeding, Tenant shall have the option to terminate this Lease if, and only if, in Tenant's reasonable judgment, the Premises cannot be operated by Tenant because of such taking in the same economically viable fashion as it was operated prior to such taking. Such termination by Tenant must be exercised by written notice given to Landlord on or before forty-five
(45) days after such taking or the vacating of possession by Tenant, whichever is later. If Tenant shall exercise such option to terminate, the rentals due hereunder shall be apportioned as of the date of the exercise of such option and any balance of the prepaid rentals not theretofore applied towards the payment of accrued installments in accordance with the provisions hereof shall be immediately repaid to Tenant.

     Section 9.03. If the Lease is not terminated as set forth in Section 9.02:
(i) the Lease shall continue as to the portion of the Premises not subject to condemnation proceedings and future rentals will be adjusted on an equitable basis to reduce the total rental to the extent the Premises have been diminished in quantity and usefulness to Tenant by the partial condemnation, and (ii) Landlord shall make such repairs and restorations as may be necessary fully to restore the remaining portion of the Premises to a condition as good as that prior to the taking.

     Section 9.04. In the event of any partial taking that does not result in a termination of this Lease pursuant to Section 9.02, Tenant shall have no claim in or to any award of damages for such taking and Tenant hereby expressly grants unto Landlord the entire amount of said award or compensation, hereby expressly disclaiming all rights, title and interest therein and agrees that it shall have no claim for any damages or loss against Landlord by reason of such condemnation or taking. In the event there is a taking and this Lease is terminated, Tenant shall be entitled to receive out of the award the value of the unexpired portion of its leasehold estate under this Lease and the value of all improvements constructed, erected or installed on the Premises by Tenant and the balance of the award shall be paid to Landlord.

     Section 9.05. The terms "condemnation", "taking" or similar terms as herein used shall mean the acquisition by a public or quasi-public authority having the right to take the same by condemnation or eminent domain or otherwise, regardless of whether such taking is the result of actual condemnation or of voluntary conveyance by Landlord.

     Section 9.06. Tenant agrees to execute and deliver any instruments as may be deemed necessary by Landlord to expedite any condemnation proceeding or to effectuate a proper transfer of title to such governmental or other public authority, agency, body or public utility seeking to take or acquire the Premises or any portion thereof.


                                   ARTICLE 10

                             Assignment, Subletting

     Section 10.01. Tenant upon written notice to Landlord shall have the right to assign, mortgage, pledge, encumber, or in any manner transfer this Lease, or any part thereof, or sublease all or any part of the Premises without the prior written consent of Landlord. The making of any assignment, mortgage, pledge, encumbrance or subletting, in whole or in part, shall operate to relieve Tenant from its obligations under this Lease provided that the assignee has a net worth equal to or greater than Five Million Dollars ($5,000,000.00) and working capital in an amount of not less than Three Million Dollars ($3,000,000.00). Notwithstanding the foregoing, Tenant shall not be relieved of any liabilities under environmental laws resulting from Tenant's introduction of hazardous substances into or onto the Premises.

     Section 10.02. Without limiting any of the provisions of Article 11, if pursuant to the Federal Bankruptcy Code (or any similar law hereafter enacted having the same general purpose), Tenant is permitted to assign this Lease, adequate assurance of future performance by assignee expressly permitted under such Code shall be deemed to mean the deposit of cash security in an amount equal to the sum of six (6) months fixed rental plus the real estate taxes for the Premises and the costs of the insurance carried by Tenant pursuant to Subsections 7.01(a), (c),
(d) and (e) for the calendar year preceding the year in which such assignment is intended to become effective, which deposit shall be held by Landlord for the balance of the term of this Lease, without interest, as security for the full performance of all of Tenant's obligations under this Lease.


                                   ARTICLE 11

                               Default Provisions

     Section 11.01. This Lease and the term and estate hereby granted are subject to the limitation that:

     (a) whenever Tenant shall default in the payment of any installment of rent or of any other sum payable by Tenant to Landlord, on any day upon which the same ought to be paid, and if such default shall continue for ten (10) business days after Landlord's written notice to Tenant specifying said late payment; provided, however, such written notice shall be required to be given no more than twice in each calendar year; or

     (b) whenever Tenant shall do, or permit anything to be done, whether by action or inaction, contrary to any covenant or agreement on the part of Tenant herein contained or contrary to any of the covenants, agreements, terms or provisions of this Lease, or shall fail in the keeping or performance of any of the covenants, agreements, terms or provisions contained in this Lease which on the part or behalf of Tenant are to be kept or performed (other than those referred to in the foregoing subsection (a) of this Section), and Tenant shall fail to cure same within thirty (30) days after written notice specifying the same; provided, however, that if the nature of Tenant's obligation is such that more than thirty (30) days are required for performance, then Tenant shall not be in default if Tenant commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion; or

     (c) whenever an involuntary petition shall be filed against Tenant under any bankruptcy or insolvency law or under the reorganization provision of any law of like import, or a receiver of Tenant or of or for the property of Tenant shall be appointed without the acquiescence of Tenant, or whenever this Lease or the estate hereby granted or the unexpired balance of the term would, by operation of law or otherwise, except for this provision, devolve upon or pass to any person, firm or corporation other than Tenant and such situation under this subsection (c) shall continue and shall remain undischarged or unstayed for an aggregate period of ninety (90) days (whether or not consecutive) or shall not be remedied by Tenant within ninety (90) days; or

     (d) whenever Tenant shall make an assignment of the property of Tenant for the benefit of creditors or shall file a voluntary petition for an arrangement or reorganization under the provisions of the United Stated Bankruptcy Act or under the provisions of any law of like import, whether State or Federal;

then regardless of, and notwithstanding the fact that Landlord has or may have some remedy under this Lease or by virtue hereof, or in law or in equity, Landlord may either (1) terminate this Lease, or (2) without terminating this Lease, re-enter and take possession of the Premises, with legal process.
Either such election shall terminate Tenant's right to possession of the Premises under this Lease without prejudice, however, to the rights of Landlord to exercise all other available legal remedies and without discharging Tenant from any of its liabilities hereunder.

     Section 11.02. In the event Landlord elects to terminate Tenant's right to possession of the Premises under Section 11.01, Landlord may re-enter and take possession of the Premises, with legal process, and Tenant hereby waives any claim for damages as a result thereof, except for damage caused by the negligent or intentional acts or omissions of Landlord, its agents, its employees, or any other person or entity under Landlord's direction or control, and Tenant shall be obligated to pay to Landlord as damages within thirty (30) days following Landlord's written demand for payment, and Landlord shall be entitled to recover of and from Tenant, in addition to any other remedy
Landlord may have (a) all fixed rent and additional rent payable to the date of termination of Tenant's right to possession, plus (b) the cost to Landlord of all reasonable legal and other expenses and costs (including, without limitation reasonable attorneys' fees, disbursements, court costs and fees for experts, and reports including appraisals and testimony) incurred by Landlord in obtaining possession of the Premises or in enforcing any provision of this Lease.

     In the event Landlord elects to terminate Tenant's right to possession without terminating this Lease, Tenant shall pay to Landlord as damages (payable in monthly installments, in advance, on the first day of each calendar month following the giving of such notice and continuing until the date originally fixed herein for the expiration of the then current term of this Lease) in amounts equal to the Basic Rent and additional rent herein reserved plus all costs and expenses actually incurred by Landlord in (x) preserving the Premises during any period of vacancy, (y) making such alterations and repairs as Landlord may reasonably deem necessary or advisable to relet the Premises, and (z) reletting the Premises, including reasonable brokerage commissions, less the net amount of Basic Rent or additional rent, if any, which may be collected and received by Landlord from the Premises for and during the balance of the term hereof resulting from the Landlord's reletting of the Premises. Landlord may relet the Premises, or any part or parts thereof, for a term or terms which may at Landlord's option be less than or exceed the period constituting the balance of the term hereof, and Landlord may grant concessions or charge a rental in excess of that provided in this Lease (Tenant shall have no right to any excess but shall remain liable for any deficiency as set forth above). Notwithstanding anything contained herein to the contrary, Landlord shall be required to mitigate its damages by reletting the Premises.

     In the event Landlord elects to terminate this Lease and the term created hereby, Landlord may forthwith repossess the Premises and be entitled to recover as liquidated damages under this Lease an amount which, at the time of such termination, represents the excess, if any, of the installments of Basic Rent and the aggregate of all sums payable hereunder as additional rent (for such purpose considering the annual amount of such additional rent to equal the amount thereof payable for the twelve (12) months immediately preceding such termination, or the annualized portion of additional rent payable from the Commencement Date of this Lease to the date of such termination if this Lease then shall have been in effect for less than twelve
(12) months) reserved hereunder for the period which would otherwise have constituted the unexpired portion of the then current term of this Lease, plus the value of all other considerations to be paid or performed by Tenant during such period, over the fair and reasonable rental value of the Premises for the same period, both discounted to present value using the "Discount Rate" (being the per annum rate (based on a 360-day year as reported in The Wall Street Journal) of U.S. Government Treasury securities having a maturity date that is the same as, or the nearest date to, the expiration date of the then current term of this Lease in effect on the date of termination of this Lease by Landlord). Prior to Tenant's full payment of any liquidated damages awarded to Landlord, Tenant shall continue to pay punctually to Landlord all Basic Rent and additional rent to the same extent and at the same time as if this Lease had not been terminated and receive full credit for such payments against the award for liquidated damages. Once Tenant has paid the aforesaid liquidated damages, this Lease and the Tenant's liability thereunder shall terminate.

     Section 11.03. Landlord may sue for and collect any amounts which may be due pursuant to the provisions of Section 11.02 above from time to time as Landlord may elect, but no such suit shall bar or in any way prejudice the rights of Landlord to enforce the collection of amounts due at any time thereafter by a like or similar proceeding.

     Section 11.04. No remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other remedy herein, under any other agreement or document or by law or in equity; rather, each shall be cumulative and shall be in addition to every other remedy given hereunder or under any other agreement or document now or hereafter existing at law or in equity or by statute. The receipt and acceptance by Landlord of rent with knowledge of the default by Tenant in any of Tenant's obligations under this Lease shall not be deemed a waiver by Landlord of such default. Nothing contained in this Lease shall limit or prejudice the right of Landlord to prove for and obtain in proceedings for bankruptcy or insolvency an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above.


                                   ARTICLE 12

                      Attorneys' Fees; Default by Landlord

     Section 12.01. If Tenant shall fail to pay any taxes or make any other payment required to be made under this Lease or shall default in the performance of any other covenant, agreement, term, provision or condition herein contained, Landlord, without being under any obligation to do so and without thereby waiving such default, may make such payment and/or remedy such other default for the account and at the expense of Tenant, immediately and without notice in the case of emergency, or in any other case only provided Tenant shall fail to make such payment or remedy such default within thirty (30) days after Landlord shall have notified Tenant in writing of such default except as to non-monetary defaults which require more than thirty (30) days to cure, so long as Tenant has commenced said cure within said thirty (30) days. Tenant shall reimburse Landlord for all of the said payments made for the account of Tenant, at the time for the payment of the monthly installment of rent next due, which amount shall be paid by Tenant to Landlord, as additional rent, in addition to said monthly installment of rent.

     Section 12.02. Either party may restrain by injunction or otherwise any breach or threatened breach of any covenant, agreement, term, provision or condition herein contained, but the mention herein of any particular remedy shall not preclude either party from any other remedy it might have, either in law or in equity. The failure of a party to insist upon the strict performance of any one of the covenants, agreements, terms, provisions or conditions of this Lease or to exercise any right, remedy or election herein contained or permitted by law shall not constitute or be construed as a waiver or relinquishment for the future of such covenant, agreement, term, provision, condition, right, remedy or election, but the same shall continue to remain in full force and effect. Any right or remedy of either party in this Lease specified or any other right or remedy that such party may have at law, in equity or otherwise upon breach of any covenant, agreement, term, provision or condition in this Lease contained upon the part of the other party to be performed, shall be distinct, separate and cumulative rights or remedies and no one of them whether exercised by a party or not, shall be deemed to be in exclusion of any other. No covenant, agreement, term, provision or condition of this Lease shall be deemed to have been waived by a party unless such waiver be in writing, signed by such party waiving same. Receipt or acceptance of rent by Landlord shall not be deemed to be a waiver of any default under the covenants, agreements, terms, provisions and conditions of this Lease, or of any right which Landlord may be entitled to exercise under this Lease and payment of Rent by Tenant shall not be deemed a similar waiver by Tenant. No payment by Tenant or receipt by Landlord of a lesser amount than the rent stipulated in this Lease shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or payment, or any writing accompanying any check or payment of such rent, be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy provided in this Lease. No receipt of money by Landlord from any receiver, trustee or custodian, debtor in possession, or any permitted subtenant, shall reinstate, continue or extend the term of this Lease or affect any notice theretofore given to Tenant, or to any such receiver, trustee or custodian, debtor in possession, or any permitted subtenant, or operate as a waiver or estoppel of the right of Landlord to recover possession of the Premises for any of the causes therein enumerated by any lawful remedy; and the failure of Landlord to enforce any covenant or condition by reason of its breach by Tenant shall not be deemed to void or affect the right of Landlord to enforce the same covenant or condition on the occasion of any subsequent default or breach.

     Section 12.03. In the event of any default by a party under this Lease, the non-defaulting party shall be entitled in addition to any other rights and remedies hereunder, to the reimbursement by the defaulting party of all costs and reasonable attorneys' fees incurred by the non-defaulting party in the exercise of its rights and remedies.

     Section 12.04. Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event later than thirty (30) days after written notice by Tenant to Landlord; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion. Notwithstanding anything contained in this Lease to the contrary, in the event that the Landlord fails to perform any of the agreements and covenants that Landlord is required to perform as set forth and described herein and such failure is not cured within a period of thirty (30) days after receipt of written notice from the Tenant specifying the nature of such default (except that in the case of an emergency a telephone call to Landlord, or if unavailable, its manager, is required but no thirty (30) day notice shall be required), then, in such event (unless such default cannot be cured within said thirty (30) day period but Landlord has taken good faith efforts to cure said default and continuously prosecutes cure to completion), Tenant shall have the right to cure such default on the part of the Landlord for the account and at the expense of the Landlord, but shall not be obligated to do so; provided, however, that in the event such default is not an emergency and the Landlord raises a bonafide objection to the existence of a Landlord default, then the right of Tenant to correct such default (or, if an emergency was claimed by Tenant, only the right to offset expenditures) shall be immediately submitted to binding arbitration, to be resolved within 45 days of the date Landlord raises its objection. The arbitrator may be appointed by mutual agreement or by petition to the courts. Each party shall bear one-half the cost of the arbitrator. Said costs and expenses incurred in correcting the default (together with interest at two percent (2%) per annum in excess of the prime rate of First National Bank of Chicago from time to time, from the date of Tenant's payment of such amount or incurring of such cost or expense until the date of full repayment by Landlord) will be payable by Landlord to Tenant on demand. If Landlord fails to reimburse Tenant within ten (10) days of Tenant's demand for reimbursement (or within ten (10) days of the arbiter's ruling, in the event the objection was raised within five (5) business days of notice from Tenant that corrective work has or will commence) then Tenant shall, in addition to any other right for remedy that the Tenant may have, be entitled to deduct from Tenant's rental payments next due or rental payments that will become due in the future to the Landlord, the costs and expenses incurred by the Tenant in curing such default and performing Landlord's obligations until the Tenant is fully reimbursed. If the Lease term shall terminate and the Tenant has not been fully reimbursed, Tenant shall have the option to extend the term of this Lease until such indebtedness is fully paid by the application to rent.


                                   ARTICLE 13

                                Quiet Enjoyment

     Landlord covenants that so long as Tenant is not in default under this Lease beyond any applicable cure periods, Tenant shall quietly enjoy the Premises without hindrance or molestation by Landlord, subject to the covenants, agreements, terms, provisions and conditions of this Lease.

                                   ARTICLE 14

                       Landlord's Right to Enter Premises

     Upon ten (10) days prior written notice to Tenant, Landlord may enter upon the Premises or any part thereof, for the purpose of ascertaining the condition of the Premises or whether Tenant is observing and performing the obligations assumed by it under this Lease, or for making repairs or construction or erection of any additions or improvements to the Premises or buildings thereon, all without hindrance or molestation from Tenant. Ten (10) days prior written notice shall not be required when Landlord is performing its environmental remediation, environmental improvements and environmental auditing responsibilities hereunder and under the Asset Purchase Agreement; provided, however, that such entry onto the Premises does not involve entering into any fenced or secured area. Where Tenant shall fail, after written notice, to make repairs or perform work required of Tenant hereunder, Landlord shall also have the right upon ten (10) days prior written notice to Tenant and provided Tenant has not commenced the required repairs within said ten (10) day period, to enter upon the Premises for the purpose of making such repairs or performing such work, in which event Tenant shall pay, as additional rent upon demand therefor, the reasonable cost incurred by Landlord in performing such repairs and/or such work. Nothing contained herein, however, shall impose or imply any duty on the part of Landlord to make any such repairs or perform any such work.


                                   ARTICLE 15

                       Surrender by Tenant at End of Term

     Section 15.01. Tenant will surrender possession of the Premises and remove all goods and chattels and other personal property in the possession of Tenant, by whomsoever owned, within ninety (90) days following the end of the term of this Lease, or at such other time as Landlord may be entitled to re-enter and take possession of the Premises pursuant to any provision of this Lease, and leave the Premises free of occupants and in as good order and condition as they were at the beginning of the term, reasonable wear and tear excepted, together with all permanently affixed alterations, additions and improvements in, to or on the Premises made by Tenant as permitted under the Lease. In default of such surrender of possession and removal of goods and chattels at the time aforesaid, Tenant will pay to Landlord one hundred fifty percent (150%) of the rent reserved by the terms of this Lease for such period as Tenant either holds over possession of the Premises or allows its goods and chattels or other personal property in its possession at such time to remain in the Premises.

     Section 15.02. In the event Tenant fails to remove all goods and chattels and other personal property in possession of Tenant, by whomsoever owned, within ninety (90) days after the end of the term of this Lease, or at such other time as Landlord may be entitled to re-enter and take possession of the Premises pursuant to any provision of this Lease, then upon ninety (90) days prior written notice to Tenant and provided Tenant has not removed its personal property from the Premises within said ninety (90) day period, Landlord shall have the right to remove all goods and chattels and other personal property, by whomsoever owned, from the Premises to a reasonably safe place of storage, such moving and storage to be at the sole cost and expense of Tenant, and Tenant covenants and agrees to reimburse and pay to Landlord all reasonable expenses which Landlord incurs for the removal and storage of all such goods and chattels. The provisions of this Section 15.02 shall survive the termination of this Lease.

     Section 15.03. Neither acceptance of the keys nor any other act or thing done by Landlord or any agent or employee of Landlord shall be deemed an acceptance of the surrender of the Premises unless Landlord shall execute a written release of Tenant. Tenant's liability hereunder shall not be terminated by the execution by Landlord of a new lease of the Premises.

                                   ARTICLE 16

                                 Subordination

     Upon request of Landlord, Tenant will subordinate this Lease, in writing, to the lien of any mortgage, now or hereafter in force against the Premises.
In the event any proceedings are brought for foreclosure, or in the event of a conveyance by deed in lieu of foreclosure under any mortgage made by Landlord covering the Premises, Tenant shall attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as the Landlord under this Lease. Notwithstanding the foregoing, Tenant's obligation to subordinate its rights hereunder to the lien of any such mortgage shall be conditioned upon (i) Tenant's receipt of a non-disturbance agreement from any party seeking such superior position providing that so long as Tenant is not in default hereunder beyond the expiration of applicable grace periods, this Lease shall remain in full force and effect for the full term hereof, notwithstanding the foreclosure of any mortgage to which Tenant has subordinated this Lease, and (ii) such mortgage, lien or encumbrance does not by itself or in the aggregate with any other mortgage, lien or encumbrance on the Premises, secure indebtedness at any time in excess of Four Million Nine Hundred Thousand and No/100 Dollars ($4,900,000.00).

                                   ARTICLE 17

                              Memorandum of  Lease

     In accordance with applicable Connecticut statutes, Landlord and Tenant agree to execute and acknowledge a Memorandum of Lease that refers to this Lease and that certain Option Agreement, dated of even date herewith between Landlord and Tenant ("Option Agreement") granting Tenant an option to purchase the Premises, which Memorandum of Lease will be recorded in accordance with the laws governing and regulating the recording of such documents in the State of Connecticut. It is understood that such Memorandum of Lease is for the purpose of notice only and is not intended and shall not in any way modify, amend, supersede or otherwise affect this Lease or the Option Agreement.

                                   ARTICLE 18

                                  Certificates

     Landlord and Tenant shall, at any time and from time to time, within ten
(10) business days following notice by the other party, execute, acknowledge and deliver to the other party which gave such notice, a statement in writing, certifying that this Lease is unmodified and in full force and effect, or if there shall have been any modifications stating the same, and the date to which all rent has been paid in advance hereunder, and whether or not, to the best knowledge of the signer of such certificate, the other party is in default hereunder, and, if so, specifying such default; it being intended that any such statement delivered pursuant to this Article may be relied upon as to the facts contained therein.


                                   ARTICLE 19

                                     Broker

     The parties hereto represent to each other that said party has not dealt with any person, firm or entity to act as a broker in connection with this Lease. Tenant agrees to indemnify and hold Landlord harmless from and against any claim for a brokerage commission, finder's fee or other compensation asserted by any person claiming to have been engaged by Tenant in connection with this Lease. Landlord agrees to indemnify and hold Tenant harmless from and against any claim for a brokerage commission, finder's fee or other compensation asserted by any person claiming to have been engaged by Landlord in connection with this Lease.


                                   ARTICLE 20

                                    Notices

     All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given, delivered and received (a) when delivered, if delivered personally by a commercial messenger delivery service with verification of delivery, (b) four days after mailing, when sent by registered or certified mail, return receipt requested and postage prepaid, (c) one business day after delivery to a private courier service, when delivered to a private courier service providing documented overnight service, (d) on the date of delivery if delivered by facsimile and electronically confirmed before 5:00 p.m. (local time) on any business day, or (e) on the next business day if delivered by facsimile and electronically confirmed either after 5:00 p.m. (local time) or on a non-business day, in each case addressed as follows:

If to Landlord:

     Aerospace Metals, Inc.
     c/o Mr. Michael Suisman
     49 Orchard Road
     West Hartford, Connecticut  06117
     Telecopy:  (860) 521-9212

with copies to:

     Mr. Dwight Johnson
     Murtha, Cullina, Richter & Pinney
     Cityplace I
     185 Asylum Street
     Hartford, Connecticut 06103-3469

If to Tenant:

     Metal Management, Inc.
     500 North Dearborn Street
     Suite 405
     Chicago, Illinois  60610
     Attention: Chief Executive Officer
     Telecopy:  (312) 645-0714

with a copy to:

     Shefsky & Froelich, Ltd.
     444 North Michigan Avenue
     Chicago, Illinois  60611
     Attention:  Erhard R. Chorle
     Telecopy:  (312) 527-5921

or to such other addresses as may hereafter be specified by notice given by any of the above to the others.


                                   ARTICLE 21

                                 Force Majeure

     Any period of time during which Landlord or Tenant is prevented from performing any act required to be performed under this Lease by reason of fire, catastrophe, strikes, lockouts, civil commotion, acts of God or the public enemy, government prohibitions or preemptions, embargoes, inability to obtain material or labor by reason of governmental regulations or prohibitions, the act or default of the other party, or other events beyond the reasonable control of Landlord or Tenant, as the case may be, shall be added to the time for performance of such act.


                                   ARTICLE 22

                            Covenants and Conditions

     All of the terms and provisions of this Lease shall be deemed and construed to be "covenants" and "conditions" to be performed by the respective parties as though words specifically expressing or importing covenants and conditions were used in each separate term and provision hereof.


                                   ARTICLE 23

                                Entire Agreement

     Except with respect to "Environmental Provisions" Article 5 and except with respect to the Option Agreement, this Lease contains the entire agreement between the parties with respect to the subject matter hereof and shall not be modified in any manner except by an instrument in writing executed by the parties. With respect to "Environmental Provisions" Article 5, this Lease and the Asset Purchase Agreement contain the entire agreement between the parties with respect to the subject matter thereof and in the event of any conflict between the Asset Purchase Agreement and this Lease with respect thereto, the Asset Purchase Agreement shall control.


                                   ARTICLE 24

                                Article Headings

     The article headings in this Lease are for convenience of reference only and shall not be deemed to define, limit, or describe the scope and intent of this Lease, or alter or affect any provisions.


                                   ARTICLE 25

                               Covenants Binding

     The covenants, agreements, terms, provisions and conditions of this Lease shall be binding upon and inure to the benefit of the heirs, legal representatives, successors and assigns of Landlord and, except as otherwise provided herein, the heirs, legal representatives, successors and assigns of Tenant.

                                   ARTICLE 26

                                     Situs

     This Lease shall be interpreted and construed in accordance with, and the rights of the parties hereto shall be determined by, the Laws of the State of Connecticut.


                                   ARTICLE 27

                                  Construction

     Landlord and Tenant agree that each party and its counsel have reviewed and revised this Lease and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or any amendments hereof.


                                   ARTICLE 28

                        Landlord's Waiver of Lien Rights

     Landlord hereby covenants and agrees that it has no right, title or interest in and to the Tenant's personal property, inventory or trade fixtures located in, on or about the Premises from time to time. Landlord hereby waives any rights which Landlord might have pursuant to law with respect to a lien on Tenant's property. Landlord covenants and agrees to execute, from time to time, upon reasonable request of Tenant or Tenant's lender, a certificate certifying that Landlord has no rights in or to Tenant's property and, further, that this Lease is in full force and effect and there are no defaults by Tenant pursuant to this Lease or if there are such defaults indicating the nature and extent thereof. Any lender securing Tenant's property shall only be able to repossess such property after arranging same with Landlord, and shall agree to repair any damage to the Premises as a result of such removal.


                                   ARTICLE 29

                               Landlord Authority

     Landlord hereby represents and warrants that Landlord (i) is the sole fee simple owner of the Premises, and (ii) has full right and authority to make or enter into this Lease for the full term granted herein and any extensions thereof and that no joinder or approval of any other person or entity is required with respect to Landlord's right and authority to enter into the Lease.


                                   ARTICLE 30

                                Tenant Authority

     Tenant hereby represents and warrants that it has full right and authority to make or enter into this Lease for the full term granted herein and any extensions thereof and that no joinder or approval of any other person or entity is required with respect to Tenant's right and authority to enter into the Lease.

     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals, or caused these presents to be signed by their proper corporate officers, the day and year first above written.


WITNESSES:                                 LANDLORD

/s/ Hugh P. McGee Jr.                      AEROSPACE METALS, INC., a
------------------------------             Connecticut corporation
Print Name:  Hugh P. McGee Jr.
           -------------------

/s/ Jeremy Stonehill                       By: /s/ Michael Suisman
------------------------------                 -------------------------
Print Name:  Jeremy Stonehill              Name: Michael Suisman
           -------------------             Title: Chief Executive Officer


WITNESSES:                                 TENANT

/s/ Jeremy Stonehill                       AMI ACQUISITION CO., a Delaware
------------------------------             corporation
Print Name:  Jeremy Stonehill
           -------------------

/s/ Dwight A. Johnson                      By: /s/Gerard M. Jacobs
------------------------------                -------------------------
Print Name: Dwight A. Johnson              Name: Gerard M. Jacobs
           -------------------             Title: President

                                   EXHIBIT A

                               LEGAL DESCRIPTION


Two certain pieces or parcels of land situated in the City and County of Hartford and State of Connecticut, described as follows:

FIRST PIECE:

     A certain piece or parcel of land with the building and improvements thereon known as 500 Flatbush Avenue, more particularly bounded and described as follows:

Beginning at a point at the intersection of the northwesterly line of Flatbush Avenue and the westerly line of land now or formerly of the State of Connecticut, which point is the southeasterly corner of the premises; thence running southwesterly along said northwesterly line of Flatbush Avenue a distance of 122.23 feet to an angle point; thence continuing southwesterly along Flatbush Avenue a distance of 73.385 feet to a point; thence running northerly along land now or formerly of Harsco Corp. a distance of 126.37 feet to a point; thence running northwesterly along said land now or formerly of Harsco Corp. a distance of 62.55 feet to a point; thence running northerly along said land now or formerly of Harsco Corp. a distance of 205.18 feet to a point; thence running northwesterly along said land now or formerly of Harsco Corp. a distance of 181.5 feet to a point; thence running northeasterly along land now or formerly of the New York, New Haven and Hartford Railroad Company a distance of 110 feet to a point; thence continuing northeasterly along land now or formerly of said Railroad Company a distance of 146.22 feet to an angle point; thence continuing northeasterly along land now or formerly of said Railroad Company a distance of 136 feet, more or less, to an angle point; thence continuing northeasterly along land now or formerly of said Railroad Company a distance of 1595 feet, more or less to a point; thence running southeasterly along land now or formerly of said Railroad Company a distance of 28 feet to a point; thence running northeasterly along land now or formerly of said Railroad Company a distance of 266 feet, more or less, to a point; thence running in a northeasterly, southeasterly, southerly, southwesterly, southerly and southwesterly direction along land now or formerly of the State of Connecticut a distance of 2680 feet, more or less, to the point and place of beginning.

Together with the rights reserved by Michael Suisman, et. al. in Agreements dated June 18, 1959 and April 19, 1962 and recorded in Volume 1028, Page 296 and Volume 1112, Page 686, respectively, of the Hartford Land Records.

Together with the rights of Michael Suisman et. al., excepted, retained, and/or agreed upon in instruments recorded in Volume 1099, Page 173, Volume 1111, Page 107 and Volume 1112, Page 676 of the Hartford Land Records.

SECOND PIECE:

     A certain piece or parcel of land with the buildings and improvements thereon known as 173 and 201 Bartholomew Avenue, more particularly bounded and described as follows:

Beginning at the northernmost point of said parcel, at the intersection of land now or formerly of the New York, New Haven and Hartford Railroad Company and land now or formerly of Hartford Faience Company; thence running southeasterly along said land now or formerly of the Hartford Faience Company a distance of
420.61 feet to a point; thence running southwesterly along land now or formerly of Harry Phillips, Trustee, et. al. a distance of 239.76 to a point; thence running southeasterly along said land now or formerly of Harry Phillips, Trustee, et. al. a distance of 367.21 feet to a point in the westerly line of Bartholomew Avenue; thence running southerly along Bartholomew Avenue a distance of 8.52 feet to a point; thence deflecting southwesterly along land now or formerly of H. Bixon & Sons, a distance of 280 feet to a point; thence running southerly along said land of H. Bixon & Sons, a distance of 80 feet, more or less, to a point; thence running southwesterly along land now or formerly of the State of Connecticut a distance of 478 feet to a point; thence running westerly along said land now or formerly of the State of Connecticut a distance of 150 feet, more or less, to a point; thence running southwesterly along said land now or formerly of the State of Connecticut a distance of 87 feet, more or less, to a point; thence running westerly along said land now or formerly of the State of Connecticut a distance of 203 feet, more or less, to a point; thence running northeasterly along land now or formerly of the New York, New Haven and Hartford Railroad Company a distance of 290.21 feet, more or less, to a point; thence deflecting northeasterly along land now or formerly of said Railroad Company a distance of 553.36 feet to a point; thence running southeasterly along land now or formerly of said Railroad Company a distance of
25.92 feet to a point; thence running northerly along land now or formerly of said Railroad Company a distance of 42.38 feet to a point; thence running northwesterly along land now or formerly of said Railroad Company a distance of
30.27 feet to a point; thence deflecting northwesterly along land now or formerly of Railroad Company a distance of 16.69 feet to a point; thence running northeasterly along land now or formerly of said Railroad Company a distance of 279.08 feet to the point and place of beginning.

Together with the right and privilege to install, construct and maintain pipes, mains, and conduits for gas, water, sewage, and electrical current granted in a deed dated March 19, 1942 and recorded in Volume 750, Page 509 of the Hartford Land Records.

Together with the rights of Suisman & Blumenthal, Inc. excepted, retained and/or agreed upon in instruments recorded in Volume 1097, Page 314, Volume 1111, Page 104 and Volume 1112, Page 672 of the Hartford Land Records.

Together with the rights reserved in a deed from Suisman & Blumenthal, Inc. to
H. Bixon & Sons dated August 17, 1983 and recorded in Volume 2105, Page 244 of the Hartford Land Records.

                                  EXHIBIT A-1

                              Permitted Exceptions

     1. Any state of facts which an accurate survey or personal inspection of the premises would disclose.

     2. Taxes on the List of October 1, 1996 as follows:

            (a) 500 Flatbush Avenue: $133,659.06/year; First half paid, second half due January 1, 1998.

            (b) 173 Bartholomew Avenue: $26,187.27/year; First quarter paid, second quarter paid, third and fourth quarters due January 1, 1998 and April 1, 1998, respectively.

            (c) 201 Bartholomew Avenue $11,643.18/year, First quarter paid, second quarter paid, third and fourth quarters due January 1, 1998 and April 1, 1998, respectively.

     3. Existing drainage conditions.

     4. Effect, if any of Certificate of Compliance (with Order No. 3677) dated September 22, 1994 and recorded in Volume 3519, Page 32 of the Hartford Land Records.

     5. Consent Order No. WC4921 of the Commissioner of Environmental Protection dated February 16, 1990 and recorded in Volume 3044, Page 307 of the Hartford Land Records (500 Flatbush Avenue only).

     6. Special Exception recorded March 24,1976 in Volume 1509, Page 178 of the Hartford Land Records (500 Flatbush Avenue only).

     7. Special Exception recorded September 26, 1977 in Volume 1590, Page 218 of the Hartford Land Records (500 Flatbush Avenue only).

     8. Rights acquired by the City of Hartford in a deed from Suisman & Blumenthal, Incorporated dated October 17, 1973 and recorded in Volume 1537, Page 255 of the Hartford Land Records (500 Flatbush Avenue only).

     9. Right to maintain crossarms and wires and agreement to construct, maintain and assume the expense of constructing and maintaining a fence contained in a deed dated July 23, 1951 and recorded in Volume 888, Page 130 of the Hartford Land Records (500 Flatbush Avenue only).

     10. Rights and agreements contained in a deed dated June 11, 1963 and recorded in Volume 1106, Page 546 of the Hartford Land Records, as modified by a Quit-Claim Deed dated August 9, 1967 and recorded in Volume 1187, Page 365 of said Land Records (500 Flatbush Avenue only).

     11. Agreement dated June 18, 1959 and recorded in Volume 1028, Page 296 of the Hartford Land Records, as modified and amended by Agreement dated April 19, 1962 and recorded in Volume 1112, Page 686 of said Land Records (500 Flatbush Avenue only).

     12. Water Main Caveat in favor of the Water Bureau of the Metropolitan District dated June 12, 1950 and recorded in Volume 865, Page 81 of the Hartford Land Records (500 Flatbush Avenue only).

     13. Rights taken by the State of Connecticut in a Certificate of Taking dated February 14, 1963 and recorded in Volume 1099, Page 173 of the Hartford Land Records; See Quit-Claim Deed dated September 17, 1963 and recorded in Volume 1111, Page 107 of said Land Records; See also Agreement dated September 17, 1963 and recorded in Volume 1112, Page 676 of said Land Records (500 Flatbush Avenue only).

     14. Easement in favor of the Hartford Electric Light Company dated February 4, 1971 and recorded in Volume 1264, Page 266 of the Hartford Land Records (500 Flatbush Avenue only).

     15. Rights and Agreement described and contained in a deed dated October 5, 1950 and recorded in Volume 872, Page 485 of the Hartford Land Records (Bartholomew Avenue only).

     16. Reservation and Agreement contained in a deed dated April 15, 1952 and recorded in Volume 899, Page 544 of the Hartford Land Records (Bartholomew Avenue only).

     17. Rights and Agreement described and contained in a deed dated December 5, 1957 and recorded in Volume 1002, Page 468 of the Hartford Land Records (Bartholomew Avenue only).

     18. Rights of access taken by the State of Connecticut in a Certificate of Taking dated January 10, 1963 and recorded in Volume 1097, Page 314 of the Hartford Land Records; See Quit-Claim Deed dated September 12, 1963 and recorded in Volume 1111, Page 104 of said Land Records; See also Agreement dated September 12, 1963 and recorded in Volume 1112, Page 672 of said Land Records (Bartholomew Avenue only).

     19. Possible effect of License in favor of the City of Hartford dated April 12, 1900 and recorded in Volume 276, Page 506 of the Hartford Land Records (Bartholomew Avenue only).

     20. Provisions contained in a deed from Suisman & Blumenthal, Incorporated to H. Bixon & Sons dated August 17, 1983 and recorded in Volume 2105, Page 244 of the Hartford Land Records (affect rights appurtenant to the Bartholomew Avenue property).

     21. Possible effect of the right to use a 45 foot wide right of way granted in a deed dated April 11, 1935 and recorded in Volume 703, Page 651 of the Hartford Land Records (may affect the rights reserved in a deed recorded in Volume 2105, Page 244 of said Land Records; Bartholomew Avenue).

     22. A perpetual right of drainage as set forth in a warranty deed dated January 28, 1964 and recorded in Volume 1116, Page 479 on the Hartford Land Records.